   As filed with the Securities and Exchange Commission on February 13, 1997
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             THE RIGHT START, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    CALIFORNIA                            95-3971414
     (State or Other Jurisdiction of Incorporation     (I.R.S. Employer
                 or Organization)                    Identification Number)

                           5334 STERLING CENTER DRIVE
                      WESTLAKE VILLAGE, CALIFORNIA  91361
                                 (818) 707-7100
   (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                  of Registrant's Principal Executive Offices)

                        1991 EMPLOYEE STOCK OPTION PLAN
                              (Full title of Plan)
                          ___________________________

                               MR. JERRY R. WELCH
                            CHIEF EXECUTIVE OFFICER
                           5334 STERLING CENTER DRIVE
                      WESTLAKE VILLAGE, CALIFORNIA  91361
                                 (818) 707-7100
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   COPIES TO:
                           Kenneth J. Baronsky, Esq.
                        Milbank, Tweed, Hadley & McCloy
                     601 South Figueroa Street, 30th Floor
                         Los Angeles, California  90017
                                 (213) 892-4000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                              Proposed maximum      Proposed maximum
 Title of Securities to      Amount to be    Offering price per    aggregate offering    Amount of registration
      be Registered         registered (1)        share (2)             price (2)                fee (2)
---------------------------------------------------------------------------------------------------------------
Common Stock,                     200,000                 $5.25         $1,050,000.00                   $319.00
no par value
===============================================================================================================

     (1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1991 Employee Stock Option Plan of the Registrant described herein.

     (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on February 7, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement relating to the registration of 250,000 shares of Common Stock of the Company (File No. 33-57572) filed on January 27, 1993.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          (AS UPDATED THROUGH THE DATE OF THIS REGISTRATION STATEMENT)

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         None.

                                   SIGNATURES


      The Registrant.  Pursuant to the requirements of the Securities Act of
      --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 13th day of February, 1997.


                              THE RIGHT START, INC.



                              By:  /s/ Jerry R. Welch
                                 -------------------------------------------
                                 Name:  Jerry R. Welch
                                 Title: Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                    Date
-------------------------   ---------------------------   ----------------

/s/ Jerry R. Welch            Chairman of the Board,      February 13, 1997
-------------------------           President
Jerry R. Welch              and Chief Executive Officer

/s/ Richard A. Kayne                 Director             February 13, 1997
-------------------------
Richard A. Kayne

                                     Director
-------------------------
Andrew D. Feshbach

/s/ Robert R. Hollman                Director             February 13, 1997
-------------------------
Robert R. Hollman

                                     Director
-------------------------
Fred Kayne

/s/ Howard M. Zelikow                Director             February 13, 1997
-------------------------
Howard M. Zelikow

                                     Director
-------------------------
David Warnock

/s/ Gina M. Shauer            Chief Financial Officer     February 13, 1997
-------------------------    (Principal Financial and
Gina M. Shauer                 Accounting Officer)


                                 EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------
        5           Opinion of Milbank, Tweed, Hadley & McCloy.
     23.1           Consent of Price Waterhouse LLP.
     23.2           Consent of Milbank, Tweed, Hadley &
                    McCloy. (included in Exhibit 5).
